                                                                  EXHIBIT 23.1


             CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00436) pertaining to the 1995 Director's Stock Option Plan, the 1995 Employee Stock Purchase Plan, the 1995 Stock Option Plan and the 1987 Stock Option Plan of our report dated February 5, 1998, with respect to the consolidated financial statements of KeraVision, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997.


                                        /S/ ERNST & YOUNG LLP


San Jose, California
March 30, 1998